Filed pursuant to Rule 424(b)(3)

File No. 333-214881

USCF Funds Trust

Supplement 4 dated December 15, 2017

to

Prospectus dated July 19, 2017

This supplement contains information which amends, supplements or modifies certain information contained in the Prospectus of United States 3x Short Oil Fund (“USOD”) dated July 19, 2017, as amended by Supplement 1 dated September 5, 2017, Supplement 2 dated November 15, 2017 to the Prospectus dated July 19, 2017 and Supplement No. 3 dated December 15, 2017 to Prospectus dated July 19, 2017 (the “Prospectus”). Please read it and keep it with your Prospectus for future reference.

Supplement No. 3 dated December 15, 2017 to Prospectus dated July 19, 2017 was inadvertently filed in error that stated that Kevin A. Baum, Chief Investment Officer of United States Commodity Funds LLC (“USCF”) and one of its Portfolio Managers, is resigning from the company effective as of December 31, 2017 together with the implications of his departure. Mr. Baum has not resigned. Supplement No. 3 dated December 15, 2017 to Prospectus dated July 19, 2017 was filed in error and none of the disclosure included in that supplement should be applied to the Prospectus.